Exhibit 99.1

FOR IMMEDIATE RELEASE                                             June 26, 2006

                     Almost Family Announces Acquisition of
                   Baptist Home Health in CON State of Alabama

Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced that it has acquired the assets and business operations of Baptist Home Health Care a Birmingham-based home health agency affiliated with the Baptist Health Care System of Alabama.

William B. Yarmuth, Chairman and CEO, commented on the announcement: "We are extremely happy to announce this acquisition expanding our Visiting Nurse presence into the CON state of Alabama. We are excited to bring Caretenders' special brand of Medicare-certified home health services to Birmingham. We are even more excited about the opportunity to continue working with the Baptist Health System in developing the full potential of home health care services in the market place. Working with them, we will build upon the existing foundation of high quality caregivers and the strong tradition of commitment to patients with our breadth of specialty programs and all the expertise we have accumulated throughout our 31 locations and 25+ years of Medicare home health operating experience."

Mark Bryan, Baptist Health System COO, said "We are pleased with this transaction and were very selective in choosing a nationally recognized home health provider with a long track record of high quality service to patients. In doing so, we are ensuring that our patients and our home health employees will be in good hands."

Almost Family noted that this is its sixth home health agency acquisition in the last 18 months and that it will continue to seek attractive home health agency acquisition candidates. The acquired agency generated approximately $1.7 million in Medicare revenue in the last twelve months. It is not expected to have a material effect on Almost Family's results of operations in 2006. Terms of the transaction were not disclosed.

Almost Family, Inc. is a leading regional provider of home health services. The Company has 57 service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Alabama and Indiana.

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future
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operating results, the Company's ability to accelerate growth in its home health operations, the Company's ability to generate VN revenue growth, the Company's ability to acquire visiting nurse agencies at prices it is willing to pay, the Company's ability to increase the efficiency and effectiveness of its sales and marketing efforts, the Company's ability to attract investment of additional capital, the Company's ability to generate positive cash flows, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2005, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and "Risk Factors." The Company disclaims any intent or obligation to update its forward-looking statements.